UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 28, 2002

                         Commission File Number: 0-23832

                             PSS WORLD MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
                 (State or other jurisdiction of incorporation)


                  0-23832                           59-2280364
        (Commission File Number)        (IRS Employer Identification No.)


                4345 Southpoint Boulevard, Jacksonville, FL 32216
           ----------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (904) 332-3000


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Item 5. Other Events.


On July 31, 2002, PSS World Medical, Inc. (the "Company") announced that the Company's Board of Directors has authorized the Company, depending upon market conditions and other factors, to repurchase up to 5% of the Company's outstanding common stock, which as of July 31, 2002 constituted approximately
3.6 million shares. The Company may pursue such repurchases from time to time in the open market, in privately negotiated transactions, through derivative transactions (including an accelerated share repurchase program) or otherwise. The repurchase program is effective as of August 28, 2002 until June 30, 2003, and may be discontinued by the Company at any time.

Under the terms of the Indenture, dated October 7, 1997, among the Company, as the issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and SunTrust Bank (f/k/a SunTrust Bank, Central Florida, National Association), as trustee, regarding the Company's 8 1/2% Senior Subordinated Notes due 2007, the Company may currently repurchase up to $35 million of its common stock. As required under the terms of the Credit Agreement, dated as of May 24, 2001, among the Company, as borrower thereunder, the subsidiaries of the Company party thereto, the lenders from time to time party thereto (the "Lenders"), Bank of America, N.A., as Agent for the Lenders, and Banc of America Securities LLC, as Arranger, the Company has obtained the consent of the Lenders to the Company's repurchase of up to $35 million of its common stock.

In order to effect a portion of the repurchases of common stock, the Company has entered into an Collared Accelerated Share Repurchase Master Agreement, dated as of August 28, 2002, with Goldman, Sachs & Co. ("Goldman"), which will enable the Company to purchase shares from Goldman in block trades. In addition, in order to effect a portion of the repurchases of common stock, the Company may adopt a pre-determined repurchase plan pursuant to Rule 10b5-1, as promulgated under the Securities Exchange Act of 1934, as amended.

Reference is made to (i) the Accelerated Share Repurchase Master Agreement, attached as Exhibit 10.1 hereto, and (ii) the press release of the Company, dated July 31, 2002, attached as Exhibit 99.1 hereto, each of which is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.


Exhibit
Number    Description


10.1 Collared Accelerated Share Repurchase Master Agreement, dated as of August 28, 2002, with Goldman, Sachs & Co.

99.1      Press Release dated July 31, 2002.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2002
                                            PSS WORLD MEDICAL, INC.


                                            By: /s/ David M. Bronson
                                               ___________________________
                                               Name:  David M. Bronson
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

                                  EXHIBIT INDEX


10.1 Collared Accelerated Share Repurchase Master Agreement, dated as of August 28, 2002, with Goldman, Sachs & Co.

99.1      Press Release dated July 31, 2002.